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NexCen Brands Restructures Bank Credit Facility

Amends Credit Agreements with its Lender

NEW YORK - August 15, 2008 - NexCen Brands, Inc. (NASDAQ: NEXC), today announced that the Company, and its subsidiaries who are borrowers under the facility, completed a restructuring of its bank credit facility by entering into amended and restated borrowing, security and related agreements with BTMU Capital Corporation (“BTMUCC”).

The amended and restated agreements replace all of the prior bank credit agreements and significantly revise the terms of the outstanding borrowings, which total approximately $175.7 million. In general, the amended and restated facility reduces the borrower subsidiaries’ mandatory principal payment obligations, enhances the Company’s operating liquidity by increasing management fees to cover certain operating expenses before paying debt service, increases the borrower subsidiaries’ interest obligations, substantially tightens the covenants and events of default and adds economic incentives for the borrower subsidiaries to repay or refinance a significant portion of the debt prior to maturity. No additional borrowings are permitted and the facility remains secured by substantially all of the assets of the borrower subsidiaries.

“We are very pleased to have completed the restructuring of this bank credit facility with BTMUCC and are gratified by the ongoing support of our lender,” stated Kenneth J. Hall, Executive Vice President, Chief Financial Officer and Treasurer of NexCen Brands.

Key provisions of the amended and restated facility include the following:

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The October 2008 principal payment obligation related to the Great American Cookie financing completed in January 2008 has been eliminated. Other mandatory minimum principal payments have been eliminated for the remainder of 2008, and substantially reduced thereafter.

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The outstanding loans have been restructured into three separate tranches in the amount of $47.6 million maturing on January 1, 2010, $41.7 million maturing on July 31, 2011 and the remaining $86.3 million maturing on July 31, 2013.

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The initial blended annual interest rate spread on the indebtedness is approximately 5.76%, for a blended annual rate of 8.22% for the August 17, 2008 payment date based upon LIBOR of 2.46%. The interest rates on the notes are subject to increases after December 31, 2008.

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Substantial changes have been made to the covenants and the events of default in the facility. As part of the restructuring, BTMUCC provided the Company and the borrower subsidiaries with a waiver of enumerated past defaults and alleged defaults.

A more detailed summary of the terms of the amended and restated agreements, along with copies of the agreements, will be filed by the Company with the Securities Exchange Commission in a Current Report on Form 8-K.

About NexCen Brands
NexCen acquires and manages global brands, generating revenue through licensing and franchising. We currently own and license the Bill Blass and Waverly brands, as well as seven franchised brands. Two franchised brands - The Athlete’s Foot and Shoebox New York - sell retail footwear and accessories. Five are quick-service restaurants - Marble Slab Creamery, MaggieMoo’s, Pretzel Time, Pretzelmaker, and Great American Cookies.

Forward-Looking Statement Disclosure
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expected cost savings, expectations for the future performance of our brands or expectations regarding the impact of recent developments on our business. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) the restructuring of the bank credit facility may not provide our business with needed liquidity, (2) our ability to generate sufficient cash flow to make interest and principal payments on our amended and restated credit facility, (3) our ability to comply with negative and affirmative covenants and the effects of restrictions imposed by such covenants may have on our ability to operate our business, (4) our ability to sell one or more of our business may not be successful or may not generate sufficient proceeds which may lead to increased obligations, financial and otherwise, under our amended and restated credit facility, (5) any failure to meet our debt obligations would adversely affect our business and financial conditions, and our need for additional near-term liquidity could result in a sale of one or more of our businesses at less than an optimal price or an inability to continue to operate one or more of our businesses, and (6) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.